EXHIBIT 20.1

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
March 2003

Original Inputs

Total Pool Balance	$3,300,048,387.48

Class A-1a Notes Balance	$390,000,000.00
Class A-1a Notes Rate	1.850%

Class A-1b Notes Balance	$786,000,000.00
Class A-1b Notes Rate	One Month LIBOR+.05%

Class A-2a Notes Balance	$242,000,000.00
Class A-2a Notes Rate	2.270%

Class A-2b Notes Balance	$350,000,000.00
Class A-2b Notes Rate	One Month LIBOR+.06%

Class A-3a Notes Balance	$400,000,000.00
Class A-3a Notes Rate	2.750%

Class A-3b Notes Balance	$528,000,000.00
Class A-3b Notes Rate	One Month LIBOR+.09%

Class A-4a Notes Balance	$172,600,000.00
Class A-4a Notes Rate	3.100%

Class A-4b Notes Balance	$150,000,000.00
Class A-4b Notes Rate	One Month LIBOR+.12%

Class B Certificates Balance	$93,444,888.51
Class B Certificates Rate	One Month LIBOR+.47%

Reserve Account Deposit	$46,680,673.33

Part I. Collections

Receipts During the Period	$125,228,377.07
Principal on Repurchased Contracts	8,449,376.40
Schedule and Simple Interest Payments Advanced	214,301.28
Schedule Principal Advanced	221,307.18

Total Collections For the Period	$134,113,361.93

Beginning Pool Aggregate Principal Balance	$3,304,543,873.37
Ending Pool Aggregate Principal Balance	$3,306,374,419.63

Beginning Aggregate Discounted Principal Balance	$3,112,044,888.51
Ending Aggregate Discounted Principal Balance	$3,112,044,888.51

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$134,113,361.93
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	5,507,573.12
Less: Net Amount Due to Swap Counterparty	1,297,016.02
Less: Monthly Interest Due to Noteholders & Certificateholders	4,525,105.24
Less: Reinvestment in New Receivables — Purchase Price	113,520,452.28
Less: Principal Due to Noteholders	—
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	57.01
Less: Accumulation Account Deposit	33,223.31

Equals Reserve Fund Excess to be released to CARI	$9,229,934.95

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
March 2003

		Per $1000 of
		Original Principal

Class A-1a Notes Distributable Amount
Monthly Interest	$601,250.00	1.541667
Monthly Principal	—	—

Distributable Amount	$601,250.00

Class A-1b Notes Distributable Amount
Monthly Interest	$842,111.67	1.071389
Monthly Principal	—	—

Distributable Amount	$842,111.67

Class A-2a Notes Distributable Amount
Monthly Interest	$457,783.33	1.891667
Monthly Principal	—	—

Distributable Amount	$457,783.33

Class A-2b Notes Distributable Amount
Monthly Interest	$377,805.56	1.079444
Monthly Principal	—	—

Distributable Amount	$377,805.56

Class A-3a Notes Distributable Amount
Monthly Interest	$916,666.67	2.291667
Monthly Principal	—	—

Distributable Amount	$916,666.67

Class A-3b Notes Distributable Amount
Monthly Interest	$582,706.67	1.103611
Monthly Principal	—	—

Distributable Amount	$582,706.67

Class A-4a Notes Distributable Amount
Monthly Interest	$445,883.33	2.583333
Monthly Principal	—	—

Distributable Amount	$445,883.33

Class A-4b Notes Distributable Amount
Monthly Interest	$169,166.67	1.127778
Monthly Principal	—	—

Distributable Amount	$169,166.67

Class B Certificates Distributable Amount
Monthly Interest	$131,731.34	1.409722
Monthly Principal	—	—

Distributable Amount	$131,731.34

Total Servicing Fee	$5,507,573.12	1.668937

Part III. Reinvestment in New Receivables

Principal Distributable Amount	$113,450,183.70
Plus: Accumulation Amount	103,491.89

Equals: Reinvestment Amount	$113,553,675.59

Additional Receivables Discounted Principal Balance	$113,520,452.28

Remaining Amount	$33,223.31

(to be deposited in the Accumulation Account)

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
March 2003

Part IV. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$1,916,763.03
Less: Payments Applied	367,938.56
Current Period Payments Ahead Received	744,406.64

Ending Payment Ahead Balance	$2,293,231.11

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$653,961.45
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	254,850.96
Simple Interest Advances	180,757.50
Reimbursement of Previous Scheduled Principal and Interest Advances	372,220.48
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$536,591.93
Ending Outstanding Unreimbursed Simple Interest Advances	$180,757.50

Part V. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$3,304,543,873.37	$3,306,374,419.63
Total Pool Factor	1.0013622	1.0019170
Class A-1a Notes Balance	$390,000,000.00	$390,000,000.00
Class A-1a Notes Principal Factor	1.0000000	1.0000000
Class A-1b Notes Balance	$786,000,000.00	$786,000,000.00
Class A-1b Notes Principal Factor	1.0000000	1.0000000
Class A-2a Notes Balance	$242,000,000.00	$242,000,000.00
Class A-2a Notes Principal Factor	1.0000000	1.0000000
Class A-2b Notes Balance	$350,000,000.00	$350,000,000.00
Class A-2b Notes Principal Factor	1.0000000	1.0000000
Class A-3a Notes Balance	$400,000,000.00	$400,000,000.00
Class A-3a Notes Principal Factor	1.0000000	1.0000000
Class A-3b Notes Balance	$528,000,000.00	$528,000,000.00
Class A-3b Notes Principal Factor	1.0000000	1.0000000
Class A-4a Notes Balance	$172,600,000.00	$172,600,000.00
Class A-4a Notes Principal Factor	1.0000000	1.0000000
Class A-4b Notes Balance	$150,000,000.00	$150,000,000.00
Class A-4b Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$93,444,888.51	$93,444,888.51
Class B Certificates Principal Factor	1.0000000	1.0000000

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
March 2003

Part VI. Reserve Account

		Per $1000 of
		Original Principal

Beginning Reserve Account Balance	$46,681,183.13
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account (for Accumulation Account)	57.01	—
Additions to Reserve Account	—	—
Releases from Reserve Account	—	—

Ending Reserve Account Balance	$46,681,240.14

Reserve Account Floor	$23,340,336.66

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months

Preceding Collection Period
Specified Reserve Account Balance	$46,681,010.62
Reserve Account Balance	$46,681,010.62
Current Collection Period
Specified Reserve Account Balance	$46,681,183.13
Reserve Account Balance	$46,681,183.13

Part VII. Accumulation Account

Beginning Accumulation Account Balance	$103,491.89
Accumulation Account Interest	172.51
Release of Accumulated Balance	103,664.40
Deposit to Accumulation Account	33,223.31

Ending Accumulation Account Balance	$33,223.31

Early Amortization Trigger:
Accumulation Account exceeds 1.00% of the Initial Aggregate Discounted Principal Balance

Accumulation Account as a % of Initial Aggregate Discounted Principal Balance	0.0011%

Part VIII. Carryover Shortfall
		Per $1000 of
		Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part IX. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

March	$3,242,431,401.78	$507,613.62	0.187864
February	$3,245,071,999.67	$191,337.94	0.070755
January	$3,195,522,443.59	$43,840.59	0.016463
Three Month Average Loss Rate			0.091694

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

March	173,120	273	0.157694
February	170,048	248	0.145841
January	162,801	276	0.169532
Three Month Average Delinquency Rate			0.157689